Exhibit 23.2

                [LETTERHEAD OF THOMPSON, GREENSPON & CO., P.C.]


                        INDEPENDENT ACCOUNTANTS' CONSENT



To the Board of Directors
Millennium Bankshares Corporation


We consent to the use of our report included herein and to the reference to our firm under the heading " Experts" in the Prospectus.


                                        /s/ Thompson, Greenspon & Co., P.C.


Fairfax, Virginia
December 14, 2001